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                                                                     EXHIBIT 5.1

                         CALFEE, HALTER & GRISWOLD LLP

                                ATTORNEYS AT LAW

                        1400 McDonald Investment Center
             800 Superior Avenue       Cleveland, Ohio 44114-2688
                  216/622-8200               Fax 216/241-0816




                                 March 4, 1998


NCS HealthCare, Inc.
3201 Enterprise Parkway
Suite 220
Beachwood, Ohio  44122

         We are acting as counsel for NCS HealthCare, Inc., a Delaware corporation (the "Company"), in connection with the sale of 1,506,037 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), by certain selling stockholders (the "Selling Stockholders"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Class A Common Stock under the Securities Act of 1933, as amended.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the shares of Class A Common Stock to be sold by the Selling Stockholders in the manner contemplated by the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

         This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

         This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Class A Common Stock, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption "Validity of Shares" in the Prospectus comprising part of the Registration Statement.

                                                Very truly yours,



                                                CALFEE, HALTER & GRISWOLD LLP